Exhibit 99.1

For further information contact:

Investor Relations:

James Shields

901.597.6839

James.Shields@servicemaster.com

Media:

Peter Tosches

901.597.8449

Peter.Tosches@servicemaster.com

ServiceMaster Global Holdings, Inc. Reports

Fourth-Quarter and Full Year 2015 Financial Results

Fourth-Quarter 2015

•	Revenue increased 4% to $601 million with 8% and 6% growth at AHS and Terminix, respectively
•	Net income of $17 million, or $0.12 per share, versus $20 million, or $0.15 per share, a year ago
•	Adjusted net income(1) of $45 million, or $0.33 per share, versus $31 million, or $0.23 per share, a year ago
•	Adjusted EBITDA(2) increased 9% to $124 million from $114 million a year ago

Outlook Full-Year 2016

•	Revenue of more than $2,750 million or more than 6% over prior year
•	Adjusted EBITDA of more than $685 million or more than 10% over prior year

MEMPHIS, TENN, — February 25, 2016  —ServiceMaster Global Holdings, Inc.  (NYSE: SERV), a leading provider of essential residential and commercial services, today announced unaudited fourth-quarter and full year 2015 results. For the fourth quarter, the company reported a year-over-year revenue increase of 4 percent, and, for the full year, the company reported a year-over-year increase of 6 percent. Both the fourth quarter and full year increases in revenue were driven by organic growth at American Home Shield (“AHS”),  increased sales of new services at Terminix and price increases.

Fourth-quarter 2015 net income was  $17 million, or $0.12 per share, versus $20 million, or $0.15 per share, in the same period in 2014. Full year 2015 net income was  $160 million, or $1.17 per share, versus a net loss of $57 million, or $(0.50) per share, in the same period in 2014. Fourth-quarter and full year 2015 include a $23 million charge for voluntary corrective contributions to our 401(k) plan.

Fourth-quarter 2015  adjusted net income was  $45 million, or $0.33 per share, versus $31 million, or $0.23 per share, for the same period in 2014. Full year 2015 adjusted net income was $245 million, or $1.80 per share, versus $166 million, or $1.46 per share, for the same period in 2014.

Fourth-quarter 2015 Adjusted EBITDA was  $124 million, a year-over-year increase of $10 million, or 9 percent, driven largely by an increase at Terminix of $14 million. Full year 2015 Adjusted EBITDA was $622 million, a year-over-year increase of $65 million, or 12 percent, driven largely by increases at Terminix and AHS of $38 million and $26 million, respectively.

Rob Gillette, ServiceMaster’s chief executive officer, noted “In 2015, we exceeded our long-term goals by growing the top line six percent and bottom line twelve percent. We look forward to a strong 2016 as we continue to meet our financial commitments and deliver superior service, achieve high customer retention and build on our trusted brand identity by empowering our employees, contractors and franchisees through customer centric technologies.”

Preliminary Consolidated Performance

	Three Months Ended December 31,				Year Ended December 31,
$ millions	2015	2014	B/(W)		2015	2014	B/(W)
Revenue	$601	$577	$24		$2,594	$2,457	$137
YoY growth			4.2%				5.6%
Gross Profit	261	262	(1)		1,219	1,159	60
% of revenue	43.4%	45.4%	(2.0)	pts	47.0%	47.2%	(0.2)	pts
SG&A	(154)	(164)	10		(666)	(669)	3
% of revenue	25.6%	28.4%	2.8	pts	25.7%	27.2%	1.5	pts
Income from Continuing Operations before Income Taxes	33	36	(3)		270	84	186
% of revenue	5.5%	6.2%	(0.7)	pts	10.4%	3.4%	7.0	pts
Income from Continuing Operations	17	22	(5)		162	43	119
% of revenue	2.8%	3.8%	(1.0)	pts	6.2%	1.8%	4.4	pts
Net Income (Loss)	17	20	(3)		160	(57)	217
% of revenue	2.8%	3.5%	(0.7)	pts	6.2%	(2.3)%	8.5	pts
Adjusted Net Income(1)	45	31	14		245	166	79
% of revenue	7.5%	5.4%	2.1	pts	9.4%	6.8%	2.6	pts
Adjusted EBITDA(2)	124	114	10		622	557	65
% of revenue	20.6%	19.8%	0.8	pts	24.0%	22.7%	1.3	pts
Free Cash Flow(3)	98	116	(18)		358	274	84

Preliminary Segment Performance

Revenue and Adjusted EBITDA for each reportable segment and Corporate were as follows:

	Three Months Ended December 31, 2014					Year Ended December 31, 2015
		B/(W)	Adjusted	B/(W)			B/(W)	Adjusted	B/(W)
$ millions	Revenue	vs. PY	EBITDA	vs. PY		Revenue	vs. PY	EBITDA	vs. PY
Terminix	$340	$19	$76	$14		$1,444	$74	$347	$38
YoY growth / % of revenue		5.9%	22.4%	3.0	pts		5.4%	24.0%	1.5	pts
American Home Shield	206	15	32	(3)		917	89	205	26
YoY growth / % of revenue		7.9%	15.5%	(2.8)	pts		10.7%	22.4%	0.7	pts
Franchise Services Group	54	(10)	19	(1)		232	(21)	77	(1)
YoY growth / % of revenue		(15.6)%	35.2%	3.9	pts		(8.3)%	33.2%	2.4	pts
Corporate(4)	1	(1)	(3)	(1)		2	(5)	(9)	—
Total	$601	$24	$124	$10		$2,594	$137	$622	$65
YoY growth / % of revenue		4.2%	20.6%	0.8	pts		5.6%	24.0%	1.3	pts

A reconciliation of income from continuing operations to both adjusted net income and Adjusted EBITDA, as well as a reconciliation of net cash provided from operating activities from continuing operations to free cash flow, are set forth below in this press release.

Terminix

Terminix reported a 6 percent year-over-year revenue increase in the fourth-quarter of 2015,  driven by product mix, improved pricing, the impact of acquiring Alterra Pest Control, LLC (“Alterra”) on November 10, 2015 and increased sales of new services. Adjusted EBITDA increased 23 percent, or $14 million, versus prior year, primarily driven by the flow-through effect of higher revenue and cost reduction initiatives.

For the year, Terminix reported a 5 percent year-over-year revenue increase, primarily driven by increased sales of new services, improved pricing, product mix and the impact of the Alterra acquisition, partially offset by lower demand for traditional termite services. Adjusted EBITDA increased 12 percent, or $38 million, versus prior year, primarily driven by the flow-through effect of higher revenue and cost reduction initiatives, partially offset by higher selling costs.

American Home Shield

American Home Shield reported an 8 percent year-over-year revenue increase in the fourth-quarter of 2015 driven by organic growth and price increases. Adjusted EBITDA decreased 9 percent or $3 million versus prior year,  primarily reflecting an increase in contract claims costs, partially offset by the flow-through effect of higher revenue and lower sales and marketing costs.

The increase in contract claims costs in the fourth quarter was largely driven by an increase in the average cost per service request associated with appliance repairs due to greater use of more expensive out-of-network contractors. Contract claims costs were also impacted by out of period air conditioning claims and general inflation.

For the year, American Home Shield reported an 11 percent year-over-year revenue increase driven by organic growth,  price increases and the impact of the acquisition of Home Security of America, Inc. (“HSA”) in February 2014. Adjusted EBITDA increased 15 percent or $26 million versus prior year, primarily reflecting the flow-through effect of higher revenue, partially offset by an increase in contract claim costs.

The increase in contract claims costs for the year was driven by an increase in the average cost per service request associated with appliance repairs due to greater use of more expensive out-of-network contractors, and to a lesser extent, by warmer summer temperatures in 2015 and general inflation.

Franchise Services Group

The Franchise Services Group reported a 16 percent year-over-year revenue decrease in the fourth-quarter of 2015 primarily reflecting the conversion of certain company-owned Merry Maids branches to franchises (“branch conversions”).  Adjusted EBITDA decreased 5 percent or $1 million versus prior year, primarily reflecting the flow-through effect of lower revenue and the branch conversions, largely offset by cost reduction initiatives.

For the year, the Franchise Services Group reported an 8 percent year-over-year revenue decrease primarily reflecting the branch conversions.  Adjusted EBITDA decreased 1 percent or $1 million versus prior year, primarily reflecting the flow-through effect of lower revenue and branch conversions, largely offset by cost reduction initiatives.

Cash Flow

For the year ended December 31,  2015, net cash provided from operating activities from continuing operations increased to $336 million from  $253 million for the year ended December 31,  2014.

Net cash used for investing activities from continuing operations was $98 million for the year ended December 31, 2015 compared to $56 million for the year ended December 31, 2014.

Net cash used for financing activities from continuing operations was $319 million for the year ended December 31, 2015 compared to $277 million for the year ended December 31, 2014.

Free cash flow(3) was $358 million for the year ended December 31, 2015 compared to $274 million for the year ended December 31, 2014.

Other Matters

Capital Allocation Strategy

On February 23, 2016, the company’s Board of Directors authorized a three-year share repurchase program, under which it may repurchase up to $300 million of outstanding common stock.  The company expects to fund the share repurchases from operating cash flow.  The share repurchase program is part of the company’s capital allocation strategy that focuses on sustainable growth and maximizing shareholder value. As part of the strategy, the company has set a  target Net Debt(5) to Adjusted EBITDA ratio range of 2.5x to 3.0x.

U.S. Virgin Islands

As previously disclosed, the company has been fully cooperating with the United States Department of Justice (the “DOJ”) with respect to the incident in St. John, U.S. Virgin Islands. The company has had discussions with the DOJ concerning potential resolution of the criminal investigation. The company has recorded a charge of $8 million in connection with potential fines and other costs. This matter is ongoing, and its status may change at any time.

401(k) Plan

In 2008, the company amended its Profit Sharing and Retirement Plan, a tax qualified 401(k) defined contribution plan available to substantially all of its employees (the “401(k) Plan”), to implement a qualified automatic contribution arrangement (“QACA”) under the safe harbor provisions of the Internal Revenue Code of 1986, as amended (the “Code”). QACA plans, in general, require automatic enrollment of employees into the retirement plan absent an affirmative election that such employees do not wish to participate.

Although the company implemented processes to auto-enroll new hires after adopting the QACA plan in 2008, it discovered that it did not auto-enroll then existing employees who were not participating in the 401(k) Plan. In response, the company implemented an auto-enrollment process for affected active employees, and it is preparing to submit to the IRS a voluntary correction proposal to remedy the issue for prior years. The company recorded a charge in the consolidated statement of operations and comprehensive income (loss) for the three months and year ended December 31, 2015 of $23 million.

Full-Year 2016 Outlook

For the full year 2016, the company anticipates that revenue will be more than $2,750 million or an increase of more than six percent compared to 2015.  Adjusted EBITDA is anticipated to be more than $685 million or an increase of more than 10 percent compared to 2015.

Fourth-Quarter and Full Year 2015 Earnings Conference Call

The company will discuss its fourth-quarter and full year 2015 operating results during a conference call at 8 a.m. central time (9 a.m. eastern time) today,  February 25, 2016. To participate on the conference call, interested parties should call 888.225.2695 (or international participants, 303.223.4364). Additionally, the conference call will be available via webcast. A slide presentation highlighting the company’s results and key performance indicators will also be available. To participate via webcast and view the slide presentation, visit the company’s investor relations home page.

The call will be available for replay until March 26, 2016. To access the replay of this call, please call 800.633.8284 and enter reservation number 21803579 (international participants: 402.977.9140, reservation number 21803579). You may also review the webcast on the company’s investor relations home page.

About ServiceMaster

ServiceMaster Global Holdings, Inc. is a leading provider of essential residential and commercial services, operating through an extensive service network of more than 8,000 company-owned locations and franchise and license agreements. The company’s portfolio of well-recognized brands includes American Home Shield (home warranties), AmeriSpec (home inspections), Furniture Medic (furniture repair), Merry Maids (residential cleaning), ServiceMaster Clean (janitorial), ServiceMaster Restore (disaster restoration) and Terminix (termite and pest control). The company is headquartered in Memphis, Tenn. Go to www.servicemaster.com for more information about ServiceMaster or follow the company at twitter.com/ServiceMaster or Facebook.com/ServiceMaster.

Information Regarding Forward-Looking Statements

This press release contains forward-looking statements and cautionary statements, including 2016 revenue and Adjusted EBITDA outlook and the company’s expectations regarding its share repurchase program. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control, including, without limitation, the risks and uncertainties discussed in  the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in the company’s reports filed with the U.S. Securities and Exchange Commission. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release.

Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation, lawsuits, enforcement actions and other claims by third parties or governmental authorities; compliance with, or violation of environmental health and safety laws and regulations; 401(k) Plan corrective contribution; the effects of our substantial indebtedness; changes in interest rates, because a significant portion of our indebtedness bears interest at variable rates; weakening general economic conditions; weather conditions and seasonality; the success of our business strategies, and costs associated with restructuring initiatives. The company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. Non-GAAP measures should not be considered as an alternative to GAAP financial measures. Non-GAAP measures may not be calculated or comparable to similarly titled measures used by other companies. See non-GAAP reconciliations below in this press release for a reconciliation of these measures to the most directly comparable GAAP financial measures. Adjusted EBITDA, adjusted net income and free cash flow are not measurements of the company’s financial performance under GAAP and should not be considered as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of the company’s cash flow or liquidity. We believe these non-GAAP financial measures are useful for investors, analysts and other interested parties as it facilitates company-to-company operating and financial condition performance comparisons by excluding potential differences caused by variations in capital structures, taxation, the age and book depreciation of facilities and equipment, restructuring initiatives, consulting agreements and equity-based, long-term incentive plans.

_________________________________________________

(1)Adjusted net income is defined by the company as income (loss) from continuing operations before: amortization expense; 401(k) Plan corrective contribution;  impairment of software and other related costs; consulting agreement termination fees; restructuring charges; gain on sale of Merry Maids branches;  management and consulting fees; loss on extinguishment of debt; other expenses; and the tax impact of all of the aforementioned adjustments. The company’s definition of adjusted net income may not be comparable to similarly titled measures of other companies.

(2)Adjusted EBITDA is defined as income (loss) from continuing operations before: depreciation and amortization expense; 401(k) Plan corrective contribution; non-cash stock-based compensation expense; restructuring charges; gain on sale of Merry Maids branches;  non-cash impairment of software and other related costs; management and consulting fees; consulting agreement termination fees; provision (benefit) for income taxes;  loss on extinguishment of debt; interest expense; and other non-operating expenses. The company’s definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(3)Free cash flow is defined by the company as (i) Net Cash Provided from Operating Activities from Continuing Operations before: call premium paid for retirement of debt;  cash paid for consulting agreement termination fees; and excess tax benefits from stock-based compensation; (ii) less property additions.

(4)Corporate includes The ServiceMaster Acceptance Company Limited Partnership (SMAC) and the unallocated expenses of our headquarters function.

(5)Net Debt is defined as face value of debt less unrestricted cash and marketable securities.

SERVICEMASTER GLOBAL HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(In millions, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue	$601	$577	$2,594	$2,457
Cost of services rendered and products sold	340	315	1,375	1,298
Selling and administrative expenses	154	164	666	669
Amortization expense	6	13	38	52
401(k) Plan corrective contribution	23	—	23	—
Impairment of software and other related costs	—	—	—	47
Consulting agreement termination fees	—	—	—	21
Restructuring charges	1	4	5	11
Gain on sale of Merry Maids branches	(2)	(1)	(7)	(1)
Interest expense	38	48	167	219
Interest and net investment income	(1)	(1)	(9)	(7)
Loss on extinguishment of debt	—	—	58	65
Other expense	9	—	9	—
Income from Continuing Operations before Income Taxes	33	36	270	84
Provision for income taxes	16	14	107	40
Income from Continuing Operations	17	22	162	43
Loss from discontinued operations, net of income taxes	—	(2)	(2)	(100)
Net Income (Loss)	$17	$20	$160	$(57)
Total Comprehensive Income (Loss)	$17	$13	$147	$(70)
Weighted-average common shares outstanding - Basic	135.4	133.6	135.0	112.8
Weighted-average common shares outstanding - Diluted	136.9	135.3	136.6	113.8
Basic Earnings (Loss) Per Share:
Income from Continuing Operations	$0.13	$0.16	$1.20	$0.38
Loss from discontinued operations, net of income taxes	(0.00)	(0.01)	(0.01)	(0.88)
Net Income (Loss)	0.12	0.15	1.19	(0.50)
Diluted Earnings (Loss) Per Share:
Income from Continuing Operations	$0.12	$0.16	$1.19	$0.38
Loss from discontinued operations, net of income taxes	(0.00)	(0.01)	(0.01)	(0.88)
Net Income (Loss)	0.12	0.15	1.17	(0.50)

SERVICEMASTER GLOBAL HOLDINGS, INC.

Consolidated Statements of Financial Position

(In millions, except share data)

	As of	As of
	December 31,	December 31,
	2015	2014
Assets:
Current Assets:
Cash and cash equivalents	$296	$389
Marketable securities	24	19
Receivables, less allowances of $23 and $25, respectively	487	441
Inventories	40	42
Prepaid expenses and other assets	54	44
Deferred customer acquisition costs	32	35
Total Current Assets	933	969
Other Assets:
Property and equipment, net	160	136
Goodwill	2,129	2,069
Intangible assets, primarily trade names, service marks and trademarks, net	1,704	1,696
Notes receivable	32	26
Long-term marketable securities	57	88
Other assets	83	44
Total Assets	$5,098	$5,028
Liabilities and Shareholders' Equity:
Current Liabilities:
Accounts payable	$110	$84
Accrued liabilities:
Payroll and related expenses	64	82
Self-insured claims and related expenses	106	92
Accrued interest payable	10	34
Other	59	51
Deferred revenue	552	514
Liabilities of discontinued operations	—	9
Current portion of long-term debt	54	39
Total Current Liabilities	955	905
Long-Term Debt	2,698	2,987
Other Long-Term Liabilities:
Deferred taxes	687	640
Other long-term obligations, primarily self-insured claims	213	138
Total Other Long-Term Liabilities	901	778
Commitments and Contingencies (Note 9)
Shareholders’ Equity:
Common stock $0.01 par value (authorized 2,000,000,000 shares with 143,170,897 shares issued and 135,511,176 outstanding at December 31, 2015 and 141,731,682 shares issued and 134,092,335 outstanding at December 31, 2014)	2	2
Additional paid-in capital	2,245	2,207
Accumulated deficit	(1,560)	(1,720)
Accumulated other comprehensive loss	(21)	(8)
Less common stock held in treasury, at cost (7,659,721 shares at December 31, 2015 and 7,639,347 shares at December 31, 2014)	(122)	(122)
Total Shareholders' Equity	545	359
Total Liabilities and Shareholders' Equity	$5,098	$5,028

SERVICEMASTER GLOBAL HOLDINGS, INC.

Consolidated Statements of Cash Flows

(In millions)

	Year Ended December 31,
	2015	2014
Cash and Cash Equivalents at Beginning of Period	$389	$484
Cash Flows from Operating Activities from Continuing Operations:
Net Income (Loss)	160	(57)
Adjustments to reconcile net loss to net cash provided from operating activities:
Loss from discontinued operations, net of income taxes	2	100
Depreciation expense	47	48
Amortization expense	38	52
Amortization of debt issuance costs	5	8
401(k) Plan corrective contribution	23	—
Impairment of software and other related costs	—	47
Gain on sale of Merry Maids branches	(7)	(1)
Loss on extinguishment of debt	58	65
Call premium paid on retirement of debt	(49)	(35)
Deferred income tax provision	60	29
Stock-based compensation expense	10	8
Excess tax benefits from stock-based compensation	(13)	—
Gain on sales of marketable securities	(6)	(4)
Other	16	7
Change in working capital, net of acquisitions:
Receivables	(44)	(34)
Inventories and other current assets	5	(1)
Accounts payable	18	(1)
Deferred revenue	38	39
Accrued liabilities	1	1
Accrued interest payable	(24)	(17)
Accrued restructuring charges	(2)	3
Current income taxes	2	(3)
Net Cash Provided from Operating Activities from Continuing Operations	336	253
Cash Flows from Investing Activities from Continuing Operations:
Property additions	(40)	(35)
Sale of equipment and other assets	14	2
Other business acquisitions, net of cash acquired	(92)	(58)
Purchases of available-for-sale securities	(6)	(11)
Sales and maturities of available-for-sale securities	32	51
Origination of notes receivables	(98)	(85)
Collections on notes receivables	92	79
Net Cash Used for Investing Activities from Continuing Operations	(98)	(56)
Cash Flows from Financing Activities from Continuing Operations:
Borrowings of debt	583	1,825
Payments of debt	(923)	(2,698)
Discount paid on issuance of debt	(2)	(18)
Debt issuance costs paid	(5)	(24)
Contribution to TruGreen Holding Corporation	—	(35)
Repurchase of common stock and RSU vesting	—	(6)
Issuance of common stock	16	679
Excess tax benefits from stock-based compensation	13	—
Net Cash Used for Financing Activities from Continuing Operations	(319)	(277)
Cash Flows from Discontinued Operations:
Cash used for operating activities	(11)	(11)
Cash used for investing activities	—	(2)
Cash used for financing activities	—	(3)
Net Cash Used for Discontinued Operations	(11)	(15)
Effect of Exchange Rate Changes on Cash	(2)	—
Cash Decrease During the Period	(92)	(95)
Cash and Cash Equivalents at End of Period	$296	$389

The following table presents reconciliations of Income from Continuing Operations to Adjusted Net Income for the periods presented.

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions)	2015	2014	2015	2014
Income from Continuing Operations	$17	$22	$162	$43
Amortization expense	6	13	38	52
401(k) Plan corrective contribution	23	—	23	—
Impairment of software and other related costs	—	—	—	47
Consulting agreement termination fees	—	—	—	21
Restructuring charges	1	4	5	11
Gain on sale of Merry Maids branches	(2)	(1)	(7)	(1)
Management and consulting fees	—	—	—	4
Loss on extinguishment of debt	—	—	58	65
Other expense	9	—	9	—
Tax impact of adjustments	(9)	(6)	(42)	(75)
Adjusted Net Income	$45	$31	$245	$166

The following table presents reconciliations of Net Cash Provided from Operating Activities from Continuing Operations to Free Cash Flow and Pre-Tax Unlevered Free Cash Flow for the periods presented.

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions)	2015	2014	2015	2014
Net Cash Provided from Operating Activities from Continuing Operations	$107	$122	$336	$253
Call premium paid on retirement of debt	—	—	49	35
Cash paid for consulting agreement termination fees	—	—	—	21
Excess tax benefits from stock-based compensation	1	—	13	—
Property additions	(10)	(6)	(40)	(35)
Free Cash Flow	98	116	358	274
Cash paid for interest expense	28	21	178	220
Cash paid (received) for income taxes, net of refunds	6	1	44	12
Cash paid for restructuring charges	1	1	7	8
Cash paid for management and consulting fees	—	—	—	4
Cash paid for impairment of software and other related costs	—	—	—	3
Other	2	(1)	5	—
Gain on sales of marketable securities	—	—	6	4
Pre-Tax Unlevered Free Cash Flow	$137	$138	$600	$525

The following table presents the reconciliation of Face value of debt to Net Debt.

Year Ended
December 31,
(In millions)	2015
Face value of debt	$2,843
Unrestricted cash and marketable securities:
Cash and cash equivalents	296
Marketable securities	24
Long-term marketable securities	57
Restricted net assets	(169)
Total unrestricted cash and marketable securities:	208
Net Debt	$2,635

The following table presents reconciliations of Adjusted EBITDA to Income from Continuing Operations for the periods presented.

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions)	2015	2014	2015	2014
Terminix	$76	$62	$347	$309
American Home Shield	32	35	205	179
Franchise Services Group	19	20	77	78
Corporate	(3)	(2)	(9)	(9)
Adjusted EBITDA	$124	$114	$622	$557

Depreciation and amortization expense	(18)	(25)	(84)	(100)
401(k) Plan corrective contribution	(23)	—	(23)	—
Non-cash stock-based compensation expense	(3)	(3)	(10)	(8)
Restructuring charges	(1)	(4)	(5)	(11)
Gain on sale of Merry Maids branches	2	1	7	1
Non-cash impairment of software and other related costs	—	—	—	(47)
Management and consulting fees	—	—	—	(4)
Consulting agreement termination fees	—	—	—	(21)
Provision for income taxes	(16)	(14)	(107)	(40)
Loss on extinguishment of debt	—	—	(58)	(65)
Interest expense	(38)	(48)	(167)	(219)
Other non-operating expenses	(9)	—	(12)	—
Income from Continuing Operations	$17	$22	$162	$43

The table below presents selected operating metrics related to renewable customer counts and customer retention for our Terminix and American Home Shield segments.

	As of December 31,
	2015(1)	2014(1)
Terminix
Growth (Reduction) in Pest Control Customers	3%	(1)%
Pest Control Customer Retention Rate	79%	79%
Reduction in Termite and Other Services Customers	(2)%	(2)%
Termite and Other Services Customer Retention Rate	85%	85%
American Home Shield
Growth in Home Warranties	7%	15%
Customer Retention Rate	75%	75%

(1)

As of December 31, 2015, excluding the Alterra accounts acquired on November 10, 2015, there was a reduction in pest control customers of 3 percent, and, excluding all Alterra accounts, the pest control customer retention rate was 79 percent.

(2)

As of December  31, 2014, excluding the HSA accounts acquired on February 28, 2014, the growth in home warranties was 5 percent, and, excluding all HSA accounts, the customer retention rate for our American Home Shield segment was 76 percent.

Terminix Segment

Revenue by service line is as follows:

	Three Months Ended
	December 31,
(In millions)	2015	2014	Growth		Acquired		Organic
Pest Control(1)	$207	$189	$18	10%	$12	6%	$6	3%
Termite and Other Services(2)	115	114	1	1%	1	1%	—	—%
Other	19	18	1	6%	—	—%	1	6%
Total revenue	$340	$321	$19	6%	$13	4%	$6	2%

	Year Ended
	December 31,
(In millions)	2015	2014	Growth		Acquired		Organic
Pest Control(1)	$812	$758	$54	7%	$26	3%	$28	4%
Termite and Other Services(2)	559	542	17	3%	4	1%	13	2%
Other	73	70	3	4%	—	—%	3	4%
Total revenue	$1,444	$1,370	$74	5%	$30	2%	$44	3%

(1)	The Alterra acquisition contributed approximately $8 million in revenue in the fourth quarter and full year 2015.
(2)

Termite renewal revenue comprised 48 percent and 49 percent of total revenue from Termite and Other Services for the fourth quarter of 2015 and 2014, respectively, and 50 percent and 52 percent of total revenue from Termite and Other Services for the full year 2015 and 2014, respectively.

Franchise Services Group Segment

Revenue by service line is as follows:

	Three Months Ended		Year Ended		% of
	December 31,		December 31,		Revenue
(In millions)	2015	2014	2015	2014	2015
Royalty Fees	$28	$28	$117	$118	50%
Company-Owned Merry Maids Branches	6	16	42	62	18%
Janitorial National Accounts	11	11	41	36	18%
Sales of Products	5	6	18	23	8%
Other	4	4	14	14	6%
Total revenue	$54	$64	$232	$253	100%